Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218
August 29, 2014	FILE NO: 42414.100001

Kraft Foods Group, Inc.
Three Lakes Drive
Northfield, Illinois 60093-2753

Kraft Foods Group, Inc.
Public Offering of up to 1,500,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special Virginia counsel to Kraft Foods Group, Inc., a Virginia corporation (the “Company”), in connection with the Company’s offering and sale of up to 1,500,000 shares (the “Plan Shares”), of its common stock, without par value, issuable pursuant to the Company’s Social Stock Plan (the “Plan”).
The Plan Shares are being offered and sold as described in the prospectus, dated October 9, 2013 (the “Base Prospectus”), contained in the Registration Statement on Form S-3 (Registration No. 333-191647) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 9, 2013 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement thereto, dated August 29, 2014 (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”).
This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Amended and Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) the Prospectus, (v) resolutions of the Company’s Board of Directors, adopted on June 23, 2014, and (iv) a certificate issued by the State Corporation Commission of Virginia on August 1, 2014, and confirmed on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

Kraft Foods Group, Inc.
August 29, 2014

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).
As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.
We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.
Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:
1.The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.
2.The Plan Shares have been duly authorized by the Company and, when and to the extent issued in accordance with the terms of the Plan as described in the Prospectus Supplement, will be validly issued, fully paid and nonassessable.
We hereby consent to (a) the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, (b) the incorporation by reference of this opinion into the Registration Statement and (c) the reference to our firm under the heading “Legal Matters” both in the Registration Statement and the Base Prospectus and in the Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.
This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to

Kraft Foods Group, Inc.
August 29, 2014

our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.
Very truly yours,

/s/ Hunton & Williams